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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-63423) and related Prospectus of Hercules Incorporated, Hercules Trust I, Hercules Trust II, Hercules Trust III, and Hercules Trust IV and to the incorporation by reference therein of our report dated February 2, 1998, with respect to the consolidated financial statements of BetzDearborn Inc. included in the Current Report on Form 8-K dated October 15, 1998 of Hercules Incorporated, filed with the Securities and Exchange Commission.

                                                            /s/Ernst & Young LLP

Philadelphia, Pennsylvania
October 26, 1998